Exhibit 99.9
CONFIDENTIAL FINAL – 1/16/2007 5:01 PM

FOR IMMEDIATE RELEASE		January 30, 2007
Media Contact:	Alan Bunnell, (602) 250-3376	Page 1 of 2
Analyst Contacts:	Rebecca Hickman, (602) 250-5668
Lisa Malagon, (602) 250-5671
Web site:	www.pinnaclewest.com
PINNACLE WEST REPORTS LOWER 2006 FOURTH QUARTER EARNINGS
APS Quarterly Results Down 30 Percent
PHOENIX — Pinnacle West Capital Corporation (NYSE: PNW) today reported lower net income for the quarter ended December 31, 2006, of $18.5 million, or $0.18 per diluted share of common stock. This result compares with net income of $21.3 million, or $0.22 per diluted share, for the same quarter a year ago.
In addition, the Company’s principal subsidiary, Arizona Public Service (APS), reported lower earnings of $12.9 million for the 2006 fourth quarter, compared with earnings of $18.3 million for the same period a year ago. Pinnacle West’s quarterly results also were impacted by lower results from its real estate subsidiary, SunCor Development Co, which reported income of $11.4 million, compared with $13.5 million in the 2005 fourth quarter.
Fourth-quarter earnings declined despite increased retail sales at APS due to customer growth of 4 percent, three times the national average, and income tax credits related to prior years. These positive factors were more than offset by higher operation and maintenance costs; increased depreciation and interest expense; lower results from the Company’s real estate operations, primarily due to timing of transactions during the year; and milder weather.
“Arizona is now the fastest-growing state in the nation, and our business reflects that fact,” said Chairman Bill Post, citing a record 44,000 new APS customers in 2006, the equivalent of a small city. “Looking ahead, growth will continue to dominate our operating environment, thus requiring innovation and investments in infrastructure to ensure we continue providing reliable, affordable energy.”
Post added that the effects of Arizona’s growth were evident throughout the company’s business in 2006, and employees met the challenge. Recognized by J.D. Power and Associates in its 2006 survey results for superior customer satisfaction, APS was rated the top investor-owned electric utility in the West by business customers and number two by residential customers.
In 2006, APS established a new system peak demand of 7,652 megawatts (MW) — 9.3 percent higher than the previous peak of 7,000 MW. APS met this peak, in large part, through the performance of its fossil-fueled power plants. Coal-fired plants set a company fleet record capacity factor of 87 percent, compared with the industry average of 72 percent. And, APS’ gas units produced their highest output ever of 7.3 million megawatt-hours.
Additionally, in a period of volatile energy costs, the Company continued its emphasis on cost containment and price stability. APS’ energy risk management efforts helped mitigate dramatic price swings of natural gas and their impact on customers. The Arizona Corporation Commission (ACC) also responded to this challenge. They approved changes to APS’ annual fuel adjustment, as well as APS’ request for interim rate relief, thus improving both current and future recovery of fuel-related costs.

PINNACLE WEST FOURTH QUARTER EARNINGS	January 30, 2007 Page 2 of 2
For the year 2006 as a whole, Pinnacle West’s consolidated on-going earnings decreased 3.5 percent to $313.3 million, or $3.13 per diluted share. This result compares with 2005 on-going earnings of $324.5 million, or $3.35 per share. Pinnacle West reported 2006 consolidated net income of $327.3 million, or $3.27 per share, compared with 2005 net income of $176.3 million, or $1.82 per diluted share.
The annual on-going earnings exclude several non-recurring items: a regulatory disallowance of $84 million recorded in 2005; a net loss in 2005 from discontinued operations related to sales of the Company’s interests in the Silverhawk Power Station and NAC International totaling $64 million; and income tax credits of $14 million recorded in 2006, but related to prior years.
For more information on Pinnacle West’s operating statistics and earnings, please visit www.pinnaclewest.com/financials.
Conference Call
Pinnacle West invites interested parties to listen to the live web cast of management’s conference call to discuss the Company’s 2006 fourth quarter earnings and year-end results, as well as recent developments at 11 a.m. (ET) today, January 30. The web cast can be accessed at www.pinnaclewest.com/presentations and will be available for replay on the web site for 30 days. To access the live conference call by telephone, dial (877) 356-3961 and enter reservation number 6297330. A replay of the call also will be available until 11:55 p.m. (ET), Tuesday, February 6, 2007, by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally and entering the same reservation number.
Pinnacle West is a Phoenix-based company with consolidated assets of about $11 billion. Through its subsidiaries, the Company generates, sells and delivers electricity and sells energy-related products and services to retail and wholesale customers in the western United States. It also develops residential, commercial, and industrial real estate projects.

PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — NET INCOME
(GAAP MEASURE) TO ON-GOING EARNINGS (NON-GAAP FINANCIAL MEASURE)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2005
	$ in	Diluted	$ in	Diluted
	Millions	EPS	Millions	EPS

Net Income	$327.3	$3.27	$176.3	$1.82
Adjustments:
Income tax credits related to prior years	(14.0)	(0.14)	—	—
Regulatory disallowance	—	—	84.5	0.87
Loss from discontinued operations — Silverhawk Power Station write-down and operations	—	—	67.4	0.69
Income from discontinued operations — NAC International	—	—	(3.7)	(0.03)

On-going Earnings	$313.3	$3.13	$324.5	$3.35

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
( in thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2006	2005	2006	2005
Operating Revenues
Regulated electricity segment	$569,213	$488,035	$2,635,036	$2,237,145
Real estate segment	81,470	105,081	399,798	338,031
Marketing and trading	71,390	84,098	330,742	351,558
Other revenues	7,999	14,458	36,172	61,221

Total	730,072	691,672	3,401,748	2,987,955

Operating Expenses
Regulated electricity segment fuel and purchased power	225,160	152,609	960,649	595,141
Real estate segment operations	76,266	87,811	324,861	278,366
Marketing and trading fuel and purchased power	62,840	77,744	290,637	293,091
Operations and maintenance	180,122	168,706	691,277	635,827
Depreciation and amortization	91,336	85,622	358,644	347,652
Taxes other than income taxes	28,425	28,512	128,395	132,040
Other expenses	5,853	12,536	28,415	51,987
Regulatory disallowance	—	(4,655)	—	138,562

Total	670,002	608,885	2,782,878	2,472,666

Operating Income	60,070	82,787	618,870	515,289

Other
Allowance for equity funds used during construction	3,700	2,784	14,312	11,191
Other income	9,568	5,505	44,016	23,360
Other expense	(14,847)	(13,895)	(27,800)	(26,716)

Total	(1,579)	(5,606)	30,528	7,835

Interest Expense
Interest charges	52,841	42,267	196,826	185,087
Capitalized interest	(6,394)	(1,884)	(20,989)	(12,018)

Total	46,447	40,383	175,837	173,069

Income From Continuing Operations Before Income Taxes	12,044	36,798	473,561	350,055

Income Taxes	1,518	13,029	156,418	126,892

Income From Continuing Operations	10,526	23,769	317,143	223,163

Income (Loss) From Discontinued Operations Net of Income Taxes	7,953	(2,422)	10,112	(46,896)

Net Income	$18,479	$21,347	$327,255	$176,267

Weighted-Average Common Shares Outstanding — Basic	99,832	98,982	99,417	96,484

Weighted-Average Common Shares Outstanding — Diluted	100,474	99,050	100,010	96,590

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$0.11	$0.24	$3.19	$2.31
Net income — basic	$0.19	$0.22	$3.29	$1.83
Income from continuing operations — diluted	$0.10	$0.24	$3.17	$2.31
Net income — diluted	$0.18	$0.22	$3.27	$1.82